Exhibit 10.22

SECOND AMENDMENT TO CONTRACT OF SALE
(One, Two and Three Legacy Town Center; Plano, Texas)
THIS SECOND AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is made and entered into as of January 19, 2012, by and between NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership (“One/Two Seller”), TENNYSON DEVELOPMENT LP, a Delaware limited partnership (“Three Seller” and, together with One/Two Seller, collectively, the “Sellers” and each, individually a “Seller”), and KBS CAPITAL ADVISORS, LLC, a Delaware limited liability company (“Purchaser”).
RECITALS:
A.    Sellers and Purchaser are parties to that certain agreement titled “Contract of Sale” dated as of December 27, 2011, as amended by that certain amendment titled “First Amendment to Contract of Sale” dated as of January 11, 2012 (as amended, the “Agreement”). All initially-capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement unless the context clearly indicates otherwise.
B.    Sellers and Purchaser mutually desire to amend the Agreement as provided in this Amendment.
AGREEMENTS:
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:
1.Extension of Due Diligence Period. Section 4.2 of the Agreement is hereby amended to provide that the Due Diligence Period shall expire at 5:00 p.m. (Central time) on February 10, 2012.
2.    Closing Date. The first two (2) sentences of Section 5 of the Agreement are hereby deleted in their entirety and replaced with the following:
“The closing (the “Closing”) of the sale and purchase contemplated herein shall occur on March 9, 2012 (the “Scheduled Closing Date”), TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date, at the offices of Escrowee through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Sellers and Purchaser (the date on which the Closing shall occur being herein referred to as the “Closing Date”). Purchaser shall have the right to extend the Closing Date to March 27, 2012, by (i) delivering written notice to Sellers of its election to extend no later than two (2) Business Days prior to the Scheduled Closing Date, and (ii) depositing with Escrowee an additional non-refundable deposit of One Million Dollars ($1,000,000) (the “Extension Deposit”) at least one (1) Business Day prior to the Scheduled Closing Date.”

Legacy - Second Amendment to Contract of Sale

3.    Waiver of Physical Inspection. Purchaser acknowledges that, notwithstanding the extension of the Due Diligence Period herein provided, Purchaser has completed its physical review of the Improvements and has determined that the physical condition of the Improvements is satisfactory to Purchaser. Accordingly, Purchaser hereby waives any and all objections to the physical condition of the Improvements.
4.    No Other Amendments; This Amendment Governs and Controls. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Agreement, the provisions of this Amendment shall govern and control.
5.    Authority. Each party represents to the other party or parties that the individual executing this Amendment on behalf of such party has the capacity and authority to execute and deliver this Amendment on behalf of such party, and that this Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.
6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.
8.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Amendment.

[Signatures commence on next page.]

Legacy - Second Amendment to Contract of Sale

IN WITNESS WHEREOF, Sellers and Purchaser have executed this Amendment as of the day and year first above written.

SELLERS:

One/Two Seller:

NORTH DALLAS TOWN CENTER LP,
a Delaware limited partnership

By:      Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    /s/ Chris G. Hendricks
Name:    Chris G. Hendricks
Title:    Market Managing Director

Three Seller:

TENNYSON DEVELOPMENT LP,
a Delaware limited partnership

By:    Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    /s/ Chris G. Hendricks
Name:    Chris G. Hendricks
Title:    Market Managing Director

[Signatures continue on following page.]

PURCHASER:
KBS CAPITAL ADVISORS, LLC,
a Delaware limited liability company
By:     /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer